As filed with the Securities and Exchange Commission on July 7, 2022
Registration No. 333-265114

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10/A
(AMENDMENT NO. 1)
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

QYOU MEDIA INC.
(Exact Name of Registrant as Specified in its Charter)
Not applicable
(Translation of Registrant’s Name Into English (if Applicable))
Ontario, Canada	7829	Not applicable
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number (if Applicable))	(I.R.S. Employer Identification Number (if Applicable))
154 University Avenue, Unit 601,
Toronto, Ontario M5H 3Y9
Telephone: (647) 559-2700
(Address and Telephone Number of Registrant’s Principal Executive Offices)
C T Corporation System
1015 15th Street N.W., Suite 1000
Washington, D.C., 20005
Telephone: (202) 572-3133
(Name, Address (Including Zip Code) and Telephone Number (Including Area Code) of Agent For Service in the United States)

Copies to:
Perry Dellelce Wildeboer Dellelce LLP 365 Bay Street, Suite 800 Toronto Ontario M5H 2V1 Canada Telephone: (416) 361-3121	Curt Marvis QYOU Media Inc. 154 University Avenue, Unit 601, Toronto, Ontario M5H 3Y9 Canada Telephone: (647) 559-2700	Thomas M. Rose Troutman Sanders LLP 401 9th Street, NW, Suite 1000 Washington, DC 20004 United States Telephone: (757) 687-7715

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.
Province of Ontario, Canada
(Principal Jurisdiction Regulating This Offering)

It is proposed that this filing shall become effective (check appropriate box):
A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)
1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.   ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the U.S. Securities and Exchange Commission (the “Commission”), acting pursuant to Section 8(a) of the Act, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form prospectus is referred to as a short form base shelf prospectus and has been filed under legislation in the provinces of Alberta, British Columbia and Ontario, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. Information contained herein is subject to completion or amendment. A registration statement related to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be offered or sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This short form base shelf prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. See “Plan of Distribution”.
Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from QYOU Media Inc. at 154 University Avenue, Unit 601, Toronto, ON M5H 3Y9, telephone 647-559-2700, and are also available electronically at www.sedar.com.
SHORT FORM BASE SHELF PROSPECTUS
New Issue
July  7, 2022

QYOU MEDIA INC.
C$30,000,000
Common Shares
Subscription Receipts
Warrants
Units
QYOU Media Inc. (“QYOU” or the “Corporation”) may offer and sell, from time to time, common shares (the “Common Shares”), subscription receipts (the “Subscription Receipts”), warrants to purchase Common Shares, or other securities (the “Warrants”) or units comprised of one or more of the other securities described in this this Prospectus (as defined below) in any combination (the “Units”) (all of the foregoing, collectively, the “Securities”) or any combination thereof in one or more series or issuances up to an aggregate total offering price of C$30,000,000 (or the equivalent thereof in other currencies) during the 25-month period that the short form base shelf prospectus (the “Prospectus”), including any amendments thereto, remains effective. The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”).
QYOU is permitted, under a multijurisdictional disclosure system (“MJDS”) adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International
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Accounting Standards Board (“IFRS”) and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.
The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is continued under the laws of Ontario, Canada, that some or all of its officers and directors may be residents of a country other than the United States, and the underwriters, dealers or agents named in any Prospectus Supplement may be residents of a country other than the United States, and a substantial portion of the assets of the Corporation and said persons may be located outside of the United States.
THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences in Canada and the United States. Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in this Prospectus under the headings “Certain Canadian Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations” as well as the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult your own tax advisor with respect to your own particular circumstances.
The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, without limitation, where applicable: (i) in the case of Common Shares, the number of Common Shares being offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares being offered; (ii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of the Corporation and any other terms specific to the Subscription Receipts being offered; (iii) in the case of Warrants, the number of such Warrants offered, the offering price, whether the Warrants are being offered for cash, the terms, conditions and procedures for the exercise of such Warrants into or for Common Share or other securities of the Corporation and any other specific terms; and (iv) in the case of Units, the number of Units being offered, the offering price, the terms of the Common Shares, Subscription Receipts and/or Warrants underlying the Units, and any other specific terms.
Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the offering price of such Securities will be included in the Prospectus Supplement describing such Securities.
All information permitted, under applicable laws, to be omitted from this Prospectus that has been omitted will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of applicable securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Prospective investors should read this Prospectus and any applicable Prospectus Supplement carefully before investing in any Securities issued pursuant to the Prospectus.
No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.
This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Corporation may
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offer and sell Securities to, or through, underwriters or dealers and may also offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered pursuant to this Prospectus will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Corporation, if any, and any fees, discounts, concessions or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.
In connection with any offering of Securities, except as otherwise set out in the Prospectus Supplement relating to that particular offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ overallocation position acquires those Securities under this Prospectus regardless of whether the overallocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases.
The outstanding Common Shares are listed for trading on the TSXV under the symbol “QYOU” and are quoted on the OTCQB Venture Market in the United States (the “OTCQB”) under the symbol “QYOUF”. On July 6, 2022, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSXV was C$0.15 and on the OTCQB was US$0.1128. Unless otherwise specified in the applicable Prospectus Supplement, the Subscription Receipts, Units and Warrants will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Subscription Receipts, Units and Warrants may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Common Shares, Subscription Receipts, Units and Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.
The Corporation is authorized to issue an unlimited number of First Preferred Shares, Second Preferred Shares and Common Shares. The holders of Common Shares are entitled to receive notice of, attend and vote at all meetings of the shareholders of the Corporation, and each Common Share confers the right to one vote at all such meetings. Subject to the rights of the holders of the First Preferred Shares and Second Preferred Shares and any other class of shares ranking in priority to the Common Shares, the holders of Common Shares are entitled to receive and participate rateably in any dividends declared by the board of directors in the Corporation. Subject to the rights of the holders of First Preferred Shares and Second Preferred Shares and any other class of shares ranking in priority to the Common Shares, in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purposes of winding up its affairs, the holders of the Common Shares are entitled to participate rateably in the distribution of the assets of the Corporation. See “Description of Securities”.
The registered and head office of the Corporation is located at 154 University Avenue, Unit 601, Toronto, ON M5H 3Y9.
Curt Marvis and Steven Beeks, each a director or officer of the Corporation, reside outside Canada. Each of the aforementioned individuals have appointed QYOU Media Inc., 154 University Avenue, Unit 601, Toronto, ON M5H 3Y9, as his agent for service of process in Canada. Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against these individuals, even though such persons have appointed an agent for service of process.
Investing in the Securities involves significant risks. Prospective purchasers of the Securities should carefully consider the risk factors described under the heading “Risk Factors” and elsewhere in this Prospectus and in documents incorporated by reference in this Prospectus.
QYOU will file, with the Prospectus, an undertaking with each of the securities regulatory authorities in the provinces of Alberta, British Columbia and Ontario that it will not distribute Securities that, at the time of
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distribution, are novel specified derivatives or novel asset-backed securities, without first pre-clearing with the applicable regulator, the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such Securities.
All references in this Prospectus and the documents incorporated by reference herein to “C$” refer to Canadian dollars, and references to “US$” refer to United States dollars. See “Currency Presentation and Exchange Rate Information”.

i

ABOUT THIS PROSPECTUS
Unless the context otherwise requires, all references to QYOU or the Corporation include the direct and indirect subsidiaries of QYOU Media Inc., including its material operating subsidiaries: (i) QYOU Media India Private Ltd., a corporation governed by the laws of India; (ii) QYOU Productions Inc., a corporation governed by the laws of Canada; (iii) QYOU Limited, a corporation governed by the laws of Ireland; (iv) QYOU USA Inc., a corporation governed by the laws of Delaware; (v) QYOUTV International Limited, a corporation governed by the laws of Ireland; and (vi) Chatterbox Technologies Private Limited, a corporation governed by the laws of India.
Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide readers with different or additional information. The Corporation is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted by law. If anyone provides prospective investors with any different or inconsistent information, prospective investors should not rely on it. Readers should not assume that the information contained in this Prospectus and any applicable Prospectus Supplement is accurate as of any date other than the date on the front of such documents, regardless of the time of delivery of this Prospectus and any applicable Prospectus Supplement or of any sale of the Securities. The Corporation’s business, financial condition, results of operations and prospects may have changed since that date. Information contained on the Corporation’s website should not be deemed to be a part of this Prospectus or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities.
The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell the Securities and is not soliciting an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.
Unless otherwise indicated, market data and certain industry data and forecasts included in this Prospectus and the documents incorporated by reference herein concerning the Corporation’s industry and the markets in which the Corporation operates or seeks to operate were obtained from internal company surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. QYOU has relied upon industry publications as the Corporation’s primary sources of third-party industry data and forecasts. The Corporation has not independently verified any of the data from third-party sources, nor has the Corporation ascertained the underlying assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which QYOU believes to be reliable based upon the Corporation’s knowledge of the industry, have not been independently verified, and QYOU does not know what assumptions were used in their preparation. By their nature, forecasts are particularly subject to change or inaccuracies, especially over long periods. While QYOU is not aware of any misstatements regarding the industry data presented herein or via the documents incorporated herein by reference, estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors” in this Prospectus and the documents incorporated by reference herein. While the Corporation believes its internal research is reliable and market definitions are appropriate, neither such research nor definitions have been verified by any independent source.
The Corporation is concurrently filing with the SEC a registration statement on Form F-10 (the “U.S. Registration Statement”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), relating to the Securities. This Prospectus, which constitutes part of the U.S. Registration Statement, provides prospective investors with a general description of the Securities that the Corporation may offer. Each time the Corporation sells Securities under the U.S. Registration Statement, it will file with the SEC a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. A Prospectus Supplement may also add, update or change information contained in this Prospectus. Before a prospective investor invests, the prospective investor should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Documents Incorporated by Reference” herein and therein. This Prospectus, which constitutes a part of the U.S. Registration Statement, does not contain all of the information contained in the U.S. Registration Statement, certain items of which are contained in the exhibits to the U.S. Registration Statement as permitted by the rules and regulations of the SEC. Statements included in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, a prospective investor should refer to any applicable full version or more detailed description of the contract, agreement or other document, as may be available electronically on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com and on the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) at www.sec.gov, for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Information on or connected to the Corporation’s website, even if referred to in a document incorporated by reference herein, does not constitute part of this Prospectus or any Prospectus Supplement.
TRADEMARKS AND TRADE NAMES
This Prospectus and the documents incorporated by reference herein may include certain trademarks and trade names that are protected under applicable intellectual property laws and are the property of the Corporation. Solely for convenience, the Corporation’s trademarks and trade names referred to in this Prospectus and the documents incorporated by reference herein may appear without the ® or TM symbol, but such references are not intended to indicate, in any way, that the Corporation will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. All other trademarks used in the Prospectus or the documents incorporated by reference herein are the property of their respective owners.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION
This Prospectus and the documents incorporated by reference herein and therein contain “forward-looking information” under applicable Canadian securities legislation and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended (collectively, “forward-looking information”). Except for statements of historical fact relating to the Corporation, information contained or incorporated by reference herein constitutes forward-looking information, including, but not limited to, any information as to the Corporation’s strategy, plans or future performance. Forward-looking information is characterized by words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “targeting”, “intend”, “could”, “might”, “would”, “should”, “believe”, “objective”, “ongoing”, “imply”, “assumes”, “goal”, “likely” and similar references to future periods or the negatives of these words and expressions. In particular, forward-looking statements included or incorporated by reference in this Prospectus include, without limitation, statements with respect to:
•
the Corporation’s ability to raise the financing necessary for its operations;

•
the duration and effects of the COVID-19 Pandemic (as hereinafter defined) and any other pandemics on the Corporation’s workforce, business, operations and financial condition;

•
the Corporation’s requirements for, and the ability to obtain, future funding on favorable terms or at all;

•
the future outlook of the Corporation, including expenses, revenue and profitability;

•
the Corporation’s business plans and strategies;

•
the Corporation’s product, channel and program launches and development;

•
the intention to grow the business and operations of the Corporation, including operations in India and the United States;

•
future demographic makeup and targets;

•
market, social and economic trends affecting the Corporation’s financial condition and results of operations;

•
the Corporation’s working capital;

•
the Corporation’s anticipated operating cash flow requirements in the future, and that the Corporation’s existing and projected working capital will, in the aggregate, be sufficient to fund the operations of the Corporation for a minimum of twelve months from April 1, 2022;

•
the Corporation’s annualized cash flow forecast for the twelve-month period beginning on April 1, 2022, including anticipated cash used in operating activities and anticipated capital expenditures;

•
the Corporation’s anticipated future revenue, costs and expenses;

•
the Corporation’s future cost structure, sales and marketing activities; and

•
the Corporation’s ability to retain and access appropriate staff, management and expert advisers.

Forward-looking information is based on the opinions, assumptions and estimates of management considered reasonable at the date the statements are made. Although the Corporation and management believe that the expectations reflected in such forward-looking information are reasonable and are based on reasonable assumptions and estimates as of the date hereof, there can be no assurance that these assumptions or estimates are accurate or that any of these expectations will prove accurate. Forward-looking information is inherently subject to a variety of risks and uncertainties and other known and unknown factors that could cause actual events or results to differ materially from those projected in the forward-looking information. These factors include: no assurance of active or liquid market; public markets and share prices; no existing public market for the Subscription Receipts, Warrants or Units; additional issuances and dilution; the Corporation’s Indian subsidiaries; broad discretion over the use of proceeds; U.S. holders of Common Shares may suffer adverse tax consequences; changes in tax laws; a significant number of Common Shares are owned by a limited number of existing shareholders; foreign private issuer risk; global conflicts; as well as those risk factors discussed or referred to herein and the risks described under the heading “Risk Factors” in the AIF (as defined below) filed with the securities regulatory authorities in the provinces of Alberta, British Columbia and Ontario and available under the Corporation’s profile on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.
Although the Corporation has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking information, there may be other factors that cause actions, events or results not to be anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. There can be no assurance that the forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The forward-looking information are made as of the date of this Prospectus or, in the case of documents incorporated by reference herein, as of the date of, or specified in, such documents. The Corporation undertakes no obligation to update any forward-looking information if circumstances or management’s estimates, assumptions or opinions should change, except as required by applicable law. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking information due to the inherent uncertainty therein.
FINANCIAL INFORMATION
The financial statements of the Corporation are presented in Canadian dollars and such financial statements are prepared in accordance with IFRS. Unless otherwise indicated, any other financial information included or incorporated by reference in this Prospectus has been prepared in accordance with IFRS. In addition, unless otherwise indicated, all historical financial information included or incorporated by reference in this Prospectus is derived from financial statements prepared in accordance with IFRS. IFRS differs in certain material respects from United States generally accepted accounting principles (“U.S. GAAP”). As a result, certain financial information included or incorporated by reference in this Prospectus may not be comparable to financial information prepared by United States companies. This prospectus does not include any explanation of the principal differences or any reconciliation between IFRS and U.S. GAAP.
CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION
This Prospectus and the documents incorporated by reference herein contain references to United States dollars and Canadian dollars. Canadian dollars are referred to as “Canadian dollars” or “C$”. United States dollars are referred to as “United States dollars” or “US$”.
On July 6, 2022, the daily exchange rate for United States dollars expressed in terms of the Canadian dollar, as reported by the Bank of Canada, was US$1.00 = C$1.3047 or C$1.00 = US$0.7665.

DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in the provinces of Alberta, British Columbia and Ontario. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporation at 154 University Avenue, Unit 601, Toronto, ON M5H 3Y9, telephone 647-559-2700, and are also available electronically under the Corporation’s SEDAR profile at www.sedar.com. The filings of the Corporation through SEDAR and the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) are not incorporated by reference in this Prospectus except as specifically set out herein.
The following documents, filed by the Corporation with the securities commissions or similar authorities in the provinces of Alberta, British Columbia and Ontario, are specifically incorporated by reference into, and form an integral part of, this Prospectus:
a)
the annual information form of the Corporation dated May 20, 2022 for the fiscal period ended December 31, 2021 (the “AIF”);

b)
the audited consolidated financial statements of the Corporation as at and for the fiscal period ended December 31, 2021 and year ended June 30, 2021, together with the notes thereto and the report of the auditors thereon;

c)
the amended management’s discussion and analysis of the Corporation for the fiscal period ended December 31, 2021 and year ended June 30, 2021 (the “Annual MD&A”);

d)
the unaudited consolidated interim financial statements of the Corporation as at and for the three months ended March 31, 2022 and 2021, together with the notes thereto;

e)
the management’s discussion and analysis of the Corporation for the three months ended March 31, 2022 and 2021 (the “Interim MD&A”, and together with the Annual MD&A, the “MD&A”); and

f)
the management information circular of the Corporation dated May 19, 2022 for the annual and special meeting of shareholders held on June 29, 2022.

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 — Short Form Prospectus Distributions (“NI 44-101”) filed by the Corporation with the securities commissions or similar regulatory authorities in the applicable provinces and territories of Canada after the date of this Prospectus and prior to the date that is 25 months from the date of the Prospectus shall be deemed to be incorporated by reference in the Prospectus.
In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished by the Corporation to the SEC after the date of this Prospectus, that document or information shall be deemed to be incorporated by reference as an exhibit to the U.S. Registration Statement of which this Prospectus forms a part. The Corporation may also incorporate other information filed with or furnished to the SEC under the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), if and to the extent expressly provided therein.
Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with the Prospectus and will be deemed to be incorporated by reference into the Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.
Upon a new annual information form and the related annual financial statements being filed by the Corporation with the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements (and in each case related management’s discussion and analysis for such periods) and material change reports filed prior to the commencement of the Corporation’s financial year in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of Securities hereunder. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the period that this Prospectus is effective, the previous interim consolidated financial statements and the accompanying management’s discussion and analysis filed shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for the annual meeting of shareholders being filed by the Corporation with the applicable securities regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.
DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT
The following documents have been or will be filed with the SEC as part of the U.S. Registration Statement of which this Prospectus forms a part:
(a)
the documents referred to under “Documents Incorporated by Reference”;

(b)
the consent of MNP LLP, the Corporation’s independent auditors;

(c)
the consent of Wildeboer Dellelce LLP, the Corporation’s Canadian counsel;

(d)
the consent of Troutman Pepper Hamilton Sanders LLP, the Corporation’s United States counsel; and

(e)
powers of attorney from certain of the Corporation’s directors and officers, as applicable (included in the U.S. Registration Statement).

The above documents are not incorporated by reference in this Prospectus. A copy of the U.S. Registration Statement has been filed with the SEC. A copy of the form of warrant indenture or subscription receipt agreement, as applicable, will be filed by post- effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
WHERE YOU CAN FIND MORE INFORMATION
The Corporation is required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, the Corporation is subject to the information requirements of the U.S. Exchange Act, and, in accordance with the U.S. Exchange Act, the Corporation also files reports with, and furnishes other information to, the SEC. Under the MJDS adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a “foreign private issuer” (within the meaning of the rules under the U.S. Exchange Act), the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Corporation is not required to publish financial statements as promptly as U.S. companies.

The Corporation’s reports and other information filed or furnished with or to the SEC are available from EDGAR at www.sec.gov, as well as from commercial document retrieval services. The Corporation’s Canadian filings are available on SEDAR at www.sedar.com. Unless specifically incorporated by reference herein, documents filed or furnished by the Corporation on SEDAR or EDGAR are neither incorporated in nor part of this Prospectus.
THE CORPORATION
General
The full corporate name of the Corporation is “QYOU Media Inc.” The Corporation was incorporated pursuant to the Business Corporations Act (Alberta) on July 30, 1993 under the name “575161 Alberta Inc.” Effective March 13, 2017, the Corporation completed a reverse takeover transaction under the policies of the TSXV pursuant to which QYOU Media Holdings Inc. became a wholly-owned subsidiary of the Corporation and the security holders of QYOU Media Holdings Inc. became security holders of the Corporation (the “Transaction”). QYOU Media Holdings Inc. is the entity resulting from the amalgamation of QYOU Media Inc. (as it was then called) and 2561287 Ontario Ltd. (then a wholly-owned subsidiary of the Corporation) on March 13, 2017. In connection with the Transaction, the Corporation filed articles of amendment to change its name to “QYOU Media Inc.” and was continued into Ontario on March 29, 2017 under the Business Corporations Act (Ontario). Subsequently, on March 31, 2017, the Corporation’s Common Shares resumed trading on the TSXV under the symbol “QYOU”. Following the Transaction, the Corporation now carries on the business of QYOU and its subsidiaries. On July 1, 2021, the Corporation amalgamated with its subsidiary, QYOU Media Holdings Inc.
The registered and head office of QYOU is located at 154 University Avenue, Unit 601, Toronto, ON M5H 3Y9.
Summary Description of the Business
The Corporation operates in India and the United States producing and distributing content created by social media stars and digital content creators. In India, through the Corporation’s flagship brand, The Q India, and its broadcast and digital channels, The Q Marathi, the Q Kahaniyan and The Q Comedistaan, the Corporation curates, produces and distributes premium content, including television networks and video on demand (“VOD”) for cable and satellite television, over-the-top (“OTT”) platforms, connected TVs and mobile platforms. In the United States, the Corporation manages influencer marketing campaigns for major film studios, gaming companies and other consumer brands. Founded and created by industry veterans from Lionsgate, MTV, Disney and Sony, the Corporation’s millennial and Gen Z-focused content reaches more than one billion consumers around the world. Experience the Corporation’s work at www.qyoumedia.com and www.theq.tv.
Prior to the outbreak of the novel strain of coronavirus, specifically identified as “COVID-19” (the “COVID-19 Pandemic”), the Corporation’s United States influencer marketing business was primarily booking customers to use influencers to promote the launch of major theatrical motion pictures in the United States. With the closure of theaters due to the COVID-19 Pandemic, this business segment pivoted into a number of new areas, including premium VOD (replacing theatrical with major studio releases going direct to consumer), subscription VOD and retail/apparel. Management believes the Corporation’s influencer marketing business is well-positioned to grow as brands rely more heavily on influencers to reach their target audience of millennials and Gen-Z.
The following diagram presents the inter-corporate relationships among the Corporation and its wholly-owned subsidiaries as at the date hereof.

Indian Operations
The Corporation’s Indian business is primarily conducted through its Indian subsidiary, QYOU Media India Private Limited (“QYOU India”). When the Corporation began its operations in India, they were primarily conducted through one of the Corporation’s Irish subsidiaries, QYOU Limited. As the Corporation’s Indian operations grew, including satellite transmission of its channel and entering into agreements with distributors and content providers, all conducted under Indian law, the Corporation created QYOU India as a separate Indian corporation to carry out these operations. The primary language used by QYOU India to conduct its business is English. The Corporation maintains direct legal and accounting relationships in India supported by its Canadian and US-based legal and accounting teams. Prior to the COVID-19 Pandemic, the Corporation’s Chief Executive Officer made visits to India a minimum of once per quarter. Currently, the Corporation’s Chief Executive Officer has visited India once in 2022 and regularly conducts video calls between the Corporation’s management and those in India multiple times per week.
The Corporation’s current business in India has been built on a three-phase strategy: (i) build a product in the form of a linear channel and corresponding VOD offering that features the best of short form content in India from sources including YouTube, Facebook, Instagram, SnapChat, Chingari and other sources; (ii) use that product to secure distribution across major television, OTT and mobile partnerships; and (iii) use that distribution and associated increased viewership to drive advertising revenues. On June 15, 2021, the Corporation completed the acquisition of Chatterbox Technologies Private Limited (“Chtrbox”) to expand its data-driven influencer marketing and delivery to QYOU India’s broadcast operations. The third phase of monetization began in 2021, with a steep rise in ratings beginning to be experienced by The Q Hindi language channel during the three months ended December 31, 2020, and continuing throughout 2021 and into Q1 2022. It is expected that this growth could continue and now includes the addition of one new broadcast channel, The Q Marathi and two new digital channels for Smart TV’s, The Q Kahanayan and The Q Comedistaan.
The Corporation directly holds an 88% equity interest of QYOU India, with the remaining 12% equity interest held by two minority shareholders. QYOU India has three directors, being Curt Marvis (the Chief Executive Officer and a director of the Corporation), and two independent directors who reside in India. QYOU India has two officers who both reside in India. The minute books and corporate records of QYOU India are kept with the Corporation’s legal counsel in India, with copies sent to the Corporation. The Corporation currently rents office space in Mumbai and Delhi, India. As the majority shareholder of QYOU India, the Corporation holds ultimate decision-making authority over the entity by virtue of its ability to elect QYOU India’s directors, who in turn appoint QYOU India’s officers. There are no shareholders’ agreements, or other understandings or agreements between the Corporation and the other shareholders of QYOU India.
The Corporation directly holds a 97% equity interest of Chtrbox, with the remaining 3% equity interest held by a group of minority shareholders, which remaining 3% will be purchased by the Corporation over the next three years pursuant to a share purchase agreement dated May 31, 2021. Chtrbox has five directors, being Curt Marvis (the Chief Executive Officer and a director of the Corporation), two representatives of QYOU India and two independent directors who reside in India. The minute books and corporate records of Chtrbox are kept with the Chtrbox’s corporate counsel in India, with copies sent to the Corporation. As the majority shareholder of Chtrbox, the Corporation holds ultimate decision-making authority over the entity by virtue of its ability to elect Chtrbox’s directors, who in turn appoint Chtrbox’s officers. There are no shareholders agreements, or other understandings or agreements between the Corporation and the other shareholders of Chtrbox.
The Corporation’s principal assets in India are the shares in the capital of QYOU India and Chtrbox held by the Corporation, a trademark over the QYOU India name and the cash assets of both QYOU India and Chtrbox. The Corporation’s legal counsel in India assisted in the incorporation of QYOU India and its share issuances, as well as its trademark filings, the status of which have been verified by intellectual property searches. The Corporation’s legal counsel in India assisted with the acquisition of Chtrbox, including performing due diligence and ensuring the acquisition complied with local laws. The Chief Executive Officer of the Corporation, who is based in North America, has control over the bank accounts of QYOU India. Any funds that are generated by the Corporation directly (including the net proceeds of any offering of Securities) are kept in North America until a need in India (if any) arises and is approved. All monies disbursed by the Corporation to India follow a process of (a) submission of a request for funds with a spreadsheet outlining expense items; (b) a review and discussion, if needed, to confirm amount and use of all funds to be disbursed; and (c) a two-authentication wire (approved by the Corporation) to disburse funds.
The legal regime governing the media business in India in which QYOU India and Chtrbox operate is a well-developed, established and stable environment. Many foreign companies operate in India in this line of business, and the Corporation is not aware of any laws or customs that might materially and adversely impact the Corporation’s ownership of its assets in India. Specifically, there are no restrictions on foreign companies holding shares of companies incorporated in India, provided that at least one of the company’s directors is a resident of India. The Corporation is in compliance with this requirement. The Corporation has obtained all permits, licenses and regulatory approvals required for the conduct of its business as presently conducted in India, except where the failure to obtain such permits, licenses and approvals would not have a material adverse effect on the business of the Corporation. In respect of QYOU India’s distribution of its content via satellite, QYOU India has sublicensed satellite capacity from a third party, which is common practice in India. In addition, QYOU India and Chtrbox are required to hold certain standard business licenses, file taxes and otherwise comply with local and federal laws generally applicable to a company with business operations or activities in India. In order to comply with Indian laws, the Corporation relies on its directors, employees, consultants and minority shareholders with local experience in India. The Corporation also relies on external service providers with specific Indian expertise as required or when deemed prudent (including accounting professionals and legal counsel). The Corporation is not aware of, and has not received notice of, any non-compliance with any requirements with respect to permits, licenses or other regulatory approvals required to carry on its business in India as currently conducted.
Three of the Corporation’s directors, being Scott Paterson (Chairman), Curt Marvis (Chief Executive Officer) and Steven Beeks, all have experience conducting business in India. Mr. Paterson conducted business with Indian companies during his tenure at JumpTV Inc., Mr. Marvis when he was Chief Executive Officer of CinemaNow, and Mr. Beeks as Chief Operating Officer of Lions Gate Entertainment Corporation. The minority shareholders of QYOU India also have extensive experience conducting business in the country. The Corporation is also in regular contact with its various service providers, including legal counsel, accountants, banks, and contracting partners in India to monitor the laws and requirements of India, the role that the government of India has in foreign operations in the country, local business culture and practices, and any differences in banking systems and controls between North America and India.
CONSOLIDATED CAPITALIZATION
There have been no material changes in the share and loan capital of the Corporation, on a consolidated basis, since the date of the Annual Financial Statements, which are incorporated by reference in this Prospectus. As of the date hereof, there are 408,293,807 Common Shares, nil First Preferred Shares and nil Second Preferred Shares issued and outstanding.
The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the Corporation’s share and loan capitalization that will result from the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS
The Securities offered by this Prospectus may be offered from time to time at the discretion of the Corporation in one or more series or issuances with an aggregate offering amount not to exceed $30,000,000. The net proceeds derived from the issue of the Securities, or any one of them, under any Prospectus Supplement will be the aggregate offering amount thereof less any commission and other issuance costs paid in connection therewith. The net proceeds cannot be estimated as the amount thereof will depend on the number and price of the Securities issued under any Prospectus Supplement. The Corporation will set forth information about the use of net proceeds from the sale of Securities offered under this Prospectus in a Prospectus Supplement relating to the specific offering.
There may be circumstances where, for sound business reasons, a reallocation of funds may be necessary or prudent. Accordingly, management will have broad discretion in the application of the proceeds of an offering of Securities.
The Corporation has had a history of negative cash flow from operating activities and, if necessary, proceeds may be used to fund negative cash from operating activities in future periods, which will be indicated in a Prospectus Supplement, if applicable. Operating cash flow may decline in certain circumstances, including but not limited to circumstances relating to the impacts of the COVID-19 Pandemic on the Corporation’s business and operations, many of which are beyond the Corporation’s control. The Corporation anticipates that it will continue to have negative cash flow from operating activities in future periods. The Corporation cannot guarantee that it will attain or maintain positive cash flow status into the future.
All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of Securities unless otherwise stated in the applicable Prospectus Supplement. As at March 31, 2022, the Corporation’s unaudited cash and net working capital balances were approximately $5.1 million and $7.6 million, respectively. The Corporation believes that based on the Corporation’s management-prepared, unaudited forecasts, the Corporation’s existing and projected working capital will, in the aggregate, be sufficient to fund the operations of the Corporation for a minimum of twelve months from April 1, 2022. The below table outlines an annualized cash flow forecast detailing the sources and uses of funds relating to the twelve-month period beginning on April 1, 2022. The table below should be read together with the corresponding footnotes and the narrative under “Use of Proceeds — Other Key Financial Assumptions and Factors” below.
Sources of Funds	Millions
Unaudited Net Working Capital (as at March 31, 2022)(1)	$7.6
Warrant Exercises(2)	$0.7
Total Sources	$8.3
Uses of Funds
Anticipated Cash Used in Operating Activities(3)	$3.0
Anticipated Capital Expenditures(4)	$2.0
Funds Reserved for Operating Contingencies(5)	$1.5
Total Uses(6)	$6.5

Notes:
(1)
Unaudited and based on the Corporation’s published financial statements as at March 31, 2022, including cash in the amount of approximately $5.1 million, accounts receivables, accounts payable, and other working capital items.

(2)
Proceeds from warrant holders exercising outstanding warrants during the period from April 1, 2022 to June 30, 2022.

(3)
Anticipated Cash Used in Operating Activities in the above table is based on projected revenue and operating expenses estimated to be realized and settled in cash for the twelve-month period beginning April 1, 2022. See “Use of Proceeds – Other Key Financial Assumptions and Factors” below.

(4)
The Corporation continues to invest in building its own library of content in India for distribution across its TV channels. Content production represent $1.5 million of the cash requirement for this line item. The balance represents $0.5 million forecasted to be used to purchase certain shares of Chtrbox.

(5)
The Corporation has included a 10% operating expense contingency in its projection as the Corporation is also in the process of evaluating business opportunities in India for expansion.

(6)
The Corporation’s estimates of its sources and uses of funds over the twelve-month period beginning on April 1, 2022 constitute forward looking information related to possible events, conditions or financial performance based on future economic conditions and courses of action. These statements involve known and unknown risks, assumptions, uncertainties and other factors that may cause actual results or events to differ materially. Readers should not place undue reliance on forward looking information. The Corporation believes that there is a reasonable basis for the expectations reflected in the forward-looking statements in this Prospectus. However, these expectations may not prove to be correct.

Other Key Financial Assumptions and Factors
Discussion of Anticipated Cash Used in Operations
In arriving at the amounts in Anticipated Cash Used in Operating Activities in the table above, the Corporation has made estimates based on certain assumptions relating to revenue and other factors and has also taken into account certain cost and expense saving measures as discussed below.
The Corporation’s cash and working capital balances as at March 31, 2022 were approximately $5.1 million and $7.6 million, respectively. The Corporation has not incurred any debt other than a loan from the U.S. Small Business Administration under the Economic Injury Disastor Loan Program of which $59,743 of the principal amount of the loan is outstanding as at March 31, 2022. The Corporation reported that its cash used in operations for the financial quarter ended March 31, 2022 was approximately $1.3 million, and for the six months ended December 31, 2021, was approximately $5.5 million. The cash used in operations for the quarter ending March 31, 2022 represents a substantial decrease from prior quarters.
The Corporation’s estimated cash flow requirements from operations are expected to continue to decline during the twelve-month period beginning on April 1, 2022 for the following reasons:
(a)
India Revenue Growth and Reduced Costs:

India revenue increases and continued utilization of lower cost local manpower are anticipated to help the operations in India achieve cash flow breakeven during this period. For the quarter ended March 31, 2022, the Corporation reported revenue in India of approximately $3.9 million versus $0.06 million for the same period in 2021, and the current assets to support this revenue were $7.3 million as at March 31, 2022 compared to $1.1 million of current assets as at March 31, 2021. Over the past year, the operations in India have grown substantially and working capital has been required to fund that growth. Now that the operations have reached scale and the Corporation has improved the number of days in which trade receivables are outstanding, considerably less working capital is anticipated to be required to fund the continued revenue growth.
The most significant costs incurred within the operations in India are distribution contracts and labour to support content production and day-to-day operations. Distribution costs represent fixed priced contracts within a 12-month period; therefore, given the revenue increase over the past year, these distribution costs represent a much smaller cash burden to the operations. The Corporation continues to invest in lower cost local manpower which supports a more efficient cost structure moving forward given the revenue growth. It is for these reasons that management feels that much less cash is required to fund the operations in India moving forward.
(b)
United States Revenue Growth:

Management expects that revenue growth in the United States based on influencer marketing activities will facilitate a cash flow positive operation in the next year. The Corporation’s revenues derived from its influencer marketing segment in the United States for the quarter ended March 31, 2022 was approximately $1.4 million versus $0.1 million for the same period in 2021. The Corporation has received firm sales of approximately $2.25 million during quarter ended June 30, 2022 relating to influencer marketing which is expected to have a positive impact on the Corporation’s operating cash flow.

(c)
Reduction in Overall Operating Expenses:

In addition to the above, the Corporation has made diligent efforts to reduce its costs of facilities, operations, legal and other expenses. The results of these efforts can already be seen in the three months ended March 31, 2022. Operating expenses adjusted for non-cash items for the three months ending March 31, 2022 was $2.6 million versus $2.7 million for the three months ended December 31, 2021. Management is committed to continue reducing operating costs during the twelve-month period beginning April 1, 2022.
It is noted that there is no assurance that the Corporation will achieve decreased expenses or increased revenues as discussed above, or at all, and that the above estimations are based on certain factors and assumptions regarding, among other things, anticipated events or results, business strategy and strategic goals, the expected costs and results of operations, and future business prospects. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Information”.
PLAN OF DISTRIBUTION
The Corporation may, from time to time, during the 25-month period that the Prospectus remains valid, offer for sale and issue any of the Securities. The Corporation may issue and sell up to C$30,000,000, in the aggregate, of Securities.
The Corporation may sell the Securities, separately or together, to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Corporation from the sale of the Securities.
The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales made directly on the TSXV or other existing trading markets for the Securities, and as set forth in the Prospectus Supplement for such purpose. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation. No person or company acting jointly or in concert with an underwriter or dealer, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed under this Prospectus, including selling an aggregate number or principal amount of Securities that would result in the underwriter or dealer creating an over-allocation position in the Securities.
Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.
In connection with any offering of Securities, except as otherwise set out in the Prospectus Supplement relating to the particular offering of Securities, the underwriters may over- allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’ or dealers’ overallocation position acquires those Securities under this Prospectus regardless of whether the overallocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases.
Unless otherwise specified in the applicable Prospectus Supplement, the Corporation does not intend to list any of the Securities other than the Common Shares on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, the Subscription Receipts, Units and Warrants will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Subscription Receipts, Units and Warrants may be sold and purchasers may not be able to resell any such Securities purchased under the Prospectus. This may affect the pricing of the Subscription Receipts, Units and Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.
DESCRIPTION OF SHARE CAPITAL
Share Capital
The authorized share capital currently consists of an unlimited number of First Preferred Shares, Second Preferred Shares and Common Shares. The following is a summary of the rights, privileges, restrictions and conditions attached to the First Preferred Shares, Second Preferred Shares and Common Shares but does not purport to be complete. Reference should be made to the Articles of the Corporation and the full text of their provisions for a complete description thereof, which are available under the Corporation’s SEDAR profile at www.sedar.com. See also “Description of Capital Structure” in the AIF.
First Preferred Shares, Second Preferred Shares and Common Shares
The First Preferred Shares and the Second Preferred Shares may be issued from time to time in one or more series. The First Preferred Shares of each series rank equally with the First Preferred Shares of every other series and are entitled to preference over the Second Preferred Shares, the Common Shares and the shares of any other class ranking junior to the First Preferred Shares with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs (any such dividend or distribution, a “Distribution”). Subject to the rights of the holders of the First Preferred Shares, the Second Preferred Shares of each series rank equally with the Second Preferred Shares of every other series and are entitled to preference over the Common Shares and shares of any other class ranking junior to the Second Preferred Shares with respect to a Distribution.
Each of the Common Shares entitles the holder thereof to receive notice of, attend and vote at all meetings of the shareholders of the Corporation, and each Common Share confers the right to one vote at all such meetings. Subject to the rights of the holders of First Preferred Shares and Second Preferred Shares and any other class of shares ranking senior to the Common Shares, the holders of Common Shares are entitled to receive and participate rateably in any Distribution of the assets of the Corporation to all shares at the time outstanding.
Holders of First Preferred Shares, Second Preferred Shares and Common Shares have no pre-emptive rights, conversion rights or rights of redemption in connection with such shares.
DESCRIPTION OF SECURITIES BEING DISTRIBUTED
Common Shares
See “Description of Share Capital” above.
Subscription Receipts
The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. Subscription Receipts may be issued at various times which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants, Units or any combination thereof. The Subscription Receipts may be offered separately or together with other Securities, as the case may be. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Corporation and an escrow agent (the “Escrow Agent”) that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent.
The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable Subscription Receipt Agreement. You should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. A copy of any Subscription Receipt Agreement relating to an offering or Subscription Receipts will be filed by the Corporation with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Corporation has entered into it, and such Subscription Receipt Agreement will be available electronically on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.
The particular terms of each issue of Subscription Receipts will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:
•
the designation and aggregate number of such Subscription Receipts being offered;

•
the price at which such Subscription Receipts will be offered and whether the price is payable in installments;

•
the designation, number and terms of the Common Shares, Warrants, Units or any combination thereof to be received by the holders of such Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

•
the conditions (the “Release Conditions”) that must be met in order for holders of such Subscription Receipts to receive, for no additional consideration, Common Shares Warrants, Units or any combination thereof and the consequences of such conditions not being satisfied;

•
the procedures for the issuance and delivery of the Common Shares, Warrants, Units or any combination thereof to holders of such Subscription Receipts upon satisfaction of the Release Conditions;

•
whether any payments will be made to holders of such Subscription Receipts upon delivery of the Common Shares, Warrants, Units or any combination thereof upon satisfaction of the Release Conditions;

•
the identity of the Escrow Agent;

•
the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of such Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•
the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Corporation upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

•
procedures for the refund by the Escrow Agent to holders of such Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•
any contractual right of rescission to be granted to initial purchasers of such Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•
any entitlement of the Corporation to purchase such Subscription Receipts in the open market by private agreement or otherwise;

•
if the Subscription Receipts are issued as a Unit with another Security, the date, if any, on and after which the Subscription Receipts and the other Security will be separately transferable;

•
whether the Corporation will issue such Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;

•
whether the Corporation will issue such Subscription Receipts as bearer securities, as registered securities or both;

•
provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of such Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Warrants, Units or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•
whether the Corporation will apply to list such Subscription Receipts on any exchange;

•
the material United States and Canadian federal income tax consequences of owning the Subscription Receipts; and

•
any other material terms or conditions of such Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions
The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Corporation. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants, Units or a combination thereof, as applicable, on exchange or conversion of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied.
Escrow
The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Corporation (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.
Modifications
The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.
The Subscription Receipt Agreement will also specify that the Corporation may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

Units
The following description sets forth certain general terms and provisions of the Units that may be issued hereunder and is not intended to be complete. Units may be issued at various times comprising any combination of the other Securities described in this Prospectus. Each Unit will be issued so that the holder of such Unit is also the holder of each Security comprising such Unit. Therefore, the holder of a Unit will have the rights and obligations of a holder of each included Security (except in some cases where the right to transfer an included Security of a Unit may not occur without the transfer of the other included Security comprising part of such Unit). The Units may be offered separately or together with other Securities, as the case may be.
The particular terms of each issue of Units will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:
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the designation and aggregate number of Units;

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the price at which the Units will be offered;

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the designation and terms of the Units and the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

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whether the Corporation will apply to list the Units or the Securities comprising the Units on any exchange;

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the material United States and Canadian federal income tax consequences of owning the Units, including how the purchase price paid will be allocated among the Securities comprising the Units; and

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whether the Units and the Securities comprising the Units will be issued in fully registered or global form.

Warrants
The Corporation may issue Warrants for the purchase of Common Shares. Warrants may be issued independently or together with Common Shares and Subscription Receipts offered by any Prospectus Supplement and may be attached to, or separate from, any such offered Securities. Warrants will be issued under one or more warrant agreements entered into between the Corporation and a warrant agent named in the applicable Prospectus Supplement.
The Warrants may be offered separately or together with other Securities, as the case may be. Warrants may be issued at various times under one or more warrant indenture to be entered into by the Corporation and one or more banks or trust companies acting as warrant agent. The Corporation will deliver an undertaking to the securities regulatory authority in Alberta, British Columbia and Ontario, pursuant to which the Corporation will agree not to distribute pursuant to this Prospectus, as it may be supplemented or amended, any Warrants that are novel, including Warrants that are convertible into or exchangeable or exercisable for securities of an entity other than the Corporation or its affiliates, unless the applicable Prospectus Supplement(s) pertaining to the distribution of the novel securities is either (a) first approved for filing by the securities commissions or similar regulatory authorities in Alberta, British Columbia and Ontario where such novel securities are distributed, or (b) ten (10) business days have elapsed since the date of delivery to the applicable securities regulatory authority of the draft Prospectus Supplement in substantially final form and the applicable securities regulatory authority has not provided written comments on the draft Prospectus Supplement.
The statements made in this Prospectus relating to any warrant indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable warrant indenture. You should refer to the warrant indenture relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture relating to an offering or Warrants will be filed by the Corporation with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Corporation has entered into it, and such warrant indenture will be available electronically on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.
The particular terms of each issue of Warrants will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:
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the designation and aggregate number of Warrants;

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the price at which the Warrants will be offered;

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the designation, number and terms of the Common Shares or Units, as applicable, purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

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the date on which the right to exercise the Warrants will commence and the date on which such right will expire;

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the exercise price of the Warrants;

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if the Warrants are issued as a Unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

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any minimum or maximum amount of Warrants that may be exercised at any one time;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

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whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

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provisions as to modification, amendment or variation of the warrant indenture or any rights or terms of such Warrants, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Units or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•
the material United States and Canadian federal income tax consequences of owning the Warrants; and

•
any other material terms or conditions of the Warrants.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities issuable upon exercise of the Warrants.
OTHER MATTERS RELATING TO THE SECURITIES
General
The foregoing descriptions of the terms of the Subscription Receipts, Warrants and Units set forth certain general terms and provisions of such Securities. The particular terms and provisions of the Subscription Receipts, Warrants and Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described herein may apply to them, will be described in the Prospectus Supplement filed in respect of such Securities.
The Corporation reserves the right to include in a Prospectus Supplement specific terms pertaining to Subscription Receipts, Warrants and Units that are not within the descriptions set forth in this Prospectus, provided that such Securities will not be specified derivatives or asset-backed securities. To the extent that any terms or provisions or other information pertaining to Subscription Receipts, Warrants and Units described in a Prospectus Supplement differ from any of the terms or provisions or other information described in this Prospectus, the description set forth in this Prospectus shall be deemed to have been superseded by the description set forth in the Prospectus Supplement with respect to those Securities. If applicable, prospective investors should rely on information in the applicable Prospectus Supplement and read this Prospectus. Securities offered under this Prospectus may be issued in certificated form or in book-entry-only form.

Certificated Form
Securities issued in certificated form will be registered in the name of the purchaser or its nominee on the registers maintained by the Corporation’s transfer agent and registrar or the applicable trustee.
Book-Entry-Only Form
Securities issued in “book-entry-only” form must be purchased, transferred or redeemed through participants (“participants”) in a depository service of a depository identified in the Prospectus Supplement for the particular offering of Securities. Each of the underwriters, dealers or agents, as the case may be, named in the Prospectus Supplement will be a participant of the depository. On the closing of a book-entry-only offering, the Corporation will cause a global certificate or certificates representing the aggregate number of Securities subscribed for under such offering to be delivered to, and registered in the name of, the depository or its nominee. Except as described below, no purchaser of Securities issued in book-entry-only form will be entitled to a certificate or other instrument from the Corporation or the depository evidencing that purchaser’s ownership thereof, and no purchaser will be shown on the records maintained by the depository except through a book-entry account of a participant acting on behalf of such purchaser.
Each purchaser of such Securities will receive a customer confirmation of purchase from the registered dealer from which the Securities are purchased in accordance with the practices and procedures of such registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. The depository will be responsible for establishing and maintaining book-entry accounts for its participants having interests in the book-entry-only Securities. Reference in this Prospectus to a holder of book-entry only Securities means, unless the context otherwise requires, the owner of the beneficial interest in the Securities.
If the Corporation determines, or the depository notifies us in writing, that the depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry-only Securities and the Corporation is unable to locate a qualified successor, or if the Corporation at its option elects, or are required by law, to terminate the book-entry system then such Securities will be issued in certificated form to holders or their nominees.
Transfer or Conversion of Securities
Certificated Form
Transfer of ownership or conversion of Securities held in certificated form will be effected by the registered holder of the Securities in accordance with the requirements of the Corporation’s transfer agent and registrar and the terms of the agreement or indenture governing or certificates representing such Securities, as applicable.
Book-Entry-Only Form
Transfer of ownership or conversion of Securities held in book-entry-only form will be effected through records maintained by the depository or its nominee for such Securities with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities may do so only through participants. The ability of a holder to pledge a Security or otherwise take action with respect to such holder’s interest in a Security (other than through a participant) may be limited due to the lack of a physical certificate.
Payments and Notices
Certificated Form
Any payment of a dividend or other payment in respect of a Security, as applicable, will be made by the Corporation, and any notices in respect of a Security will be given by the Corporation, directly to the registered holder of such Security, unless the applicable agreement or indenture in respect of such Security provides otherwise.

Book-Entry-Only Form
Any payment of a dividend or other payment in respect of a Security, as applicable, will be made by the Corporation to the depository or its nominee, as the case may be, as the registered holder of the Security and the Corporation understands that such payments will be credited by the depository or its nominee in the appropriate amounts to the relevant participants. Payments to holders of Securities of amounts so credited will be the responsibility of the participants.
As long as the depository or its nominee is the registered holder of the Securities, the depository or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, the Corporation’s responsibility and liability in respect of notices or payments on the Securities is limited to giving or making payment of any dividend or other payment due on the Securities to the depository or its nominee.
Each holder must rely on the procedures of the depository and, if such holder is not a participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights with respect to the Securities. The Corporation understands that under existing industry practices, if the Corporation requests any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to any Securities issued in book-entry-only form, the depository would authorize the participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by the depository or agreed to from time to time by the Corporation, any trustee and the depository. Accordingly, any holder that is not a participant must rely on the contractual arrangement it has, directly or indirectly through its financial intermediary, with its participant to give such notice or take such action.
The Corporation, any underwriters, dealers or agents and any trustee identified in a Prospectus Supplement relating to an offering of Securities in book-entry-only form, as applicable, will not have any liability or responsibility for: (i) records maintained by the depository relating to beneficial ownership interests in the Securities held by the depository or the book-entry accounts maintained by the depository; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership; or (iii) any advice or representation made by or with respect to the depository and contained in the Prospectus Supplement or in any indenture relating to the rules and regulations of the depository or any action to be taken by the depository or at the directions of the participants.
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder. Canadian investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
Subject to the limitations and qualifications stated herein, this discussion sets forth material U.S. federal income tax considerations relating to the acquisition, ownership and disposition by U.S. Holders (as hereinafter defined) of the Common Shares. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, and the Canada-United States Income Tax Convention (1980) as amended (the “Treaty”) all as currently in effect and all subject to change at any time, possibly with retroactive effect. This summary applies only to U.S. Holders. This discussion of a U.S. Holder’s tax consequences addresses only those persons that acquire Common Shares in an offering and that hold those Common Shares as capital assets (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate and gift tax consequences, alternative minimum tax consequences, and tax consequences applicable to U.S. Holders subject to special rules, such as:
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banks, insurance companies, and certain other financial institutions;

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U.S. expatriates and certain former citizens or long-term residents of the United States; dealers or traders in securities who use a mark-to-market method of tax accounting;

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persons holding Common Shares as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to Common Shares;

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persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

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brokers, dealers or traders in securities, commodities or currencies;

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tax-exempt entities or government organizations;

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partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;

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regulated investment companies or real estate investment trusts;

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persons who acquired the Common Shares pursuant to the exercise of any employee stock option or otherwise as compensation;

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persons holding the Common Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; and

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persons who own (directly or through attribution) 10% or more (by vote or value) of the outstanding Common Shares.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Common Shares and partners in such partnerships are encouraged to consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of Common Shares.
A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of Common Shares and is:
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an individual who is a citizen or individual resident of United States;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source;

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a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury Regulations.

PERSONS CONSIDERING AN INVESTMENT IN COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE COMMON SHARES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS.
Passive Foreign Investment Company Rules
If the Corporation is classified as a passive foreign investment company (a “PFIC”) in any taxable year, a U.S. Holder will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.
A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:
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at least 75% of its gross income is passive income (such as interest income); or

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at least 50% of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income.

The Corporation will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation, the equity of which it owns, directly or indirectly, 25% or more (by value).
Based on the composition of the Corporation’s income and the value of its assets, the Corporation believes that it was not a PFIC for United States federal income tax purposes for the taxable year ending June 30, 2021 and, based on estimates of the Corporation’s income and assets for the current taxable year, the Corporation believes that it will not be a PFIC for the current taxable year. A separate determination must be made after the close of each taxable year as to whether the Corporation is a PFIC for that year, and as a result, its PFIC status may change from year to year. The total value of the Corporation’s assets for purposes of the asset test generally will be calculated using the market price of the Common Shares, which may fluctuate considerably. Fluctuations in the market price of the Common Shares may result in the Corporation’s being a PFIC for any taxable year. Because of the uncertainties involved in establishing the Corporation’s PFIC status, there can be no assurance regarding if the Corporation currently is treated as a PFIC or may be treated as a PFIC in the future.
If the Corporation is classified as a PFIC in any year with respect to which a U.S. Holder owns the Common Shares, the Corporation will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the Common Shares, regardless of whether the Corporation continues to meet the tests described above unless the Corporation ceases to be a PFIC and either (x) the U.S. Holder has made a “deemed sale” election under the PFIC rules or (y) for the period immediately preceding the Corporation’s ceasing to be a PFIC the Common Shares were subject to a mark-to-market election. If the “deemed sale” election is made, a U.S. Holder will be deemed to have sold the Common Shares the U.S. Holder holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as the Corporation does not become a PFIC in a subsequent taxable year, the U.S. Holder’s Common Shares with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from the Corporation or any gain from an actual sale or other disposition of the Common Shares. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if the Corporation ceases to be a PFIC and such election becomes available.
For each taxable year the Corporation is treated as a PFIC with respect to U.S. Holders, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” such U.S. Holder receives and any gain such U.S. Holder recognizes from a sale or other disposition (including, under certain circumstances, a pledge) of Common Shares, unless (i) such U.S. Holder makes a qualified electing fund election (a “QEF Election”) or (ii) the Common Shares constitute “marketable” securities, and such U.S. Holder makes a mark-to-market election as discussed below. Absent the making of a QEF Election or a mark-to-market election, distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions a U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Common Shares will be treated as an excess distribution. Under these special tax rules:
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the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the Common Shares;

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the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which the Corporation became a PFIC, will be treated as ordinary income; and

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the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Common Shares cannot be treated as capital, even if a U.S. Holder holds the Common Shares as capital assets.
In addition, if the Corporation is a PFIC, a U.S. Holder will generally be subject to similar rules with respect to distributions the Corporation receives from, and the Corporation’s dispositions of the stock of, any of the

Corporation’s direct or indirect subsidiaries that also are PFICs, as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to the Corporation’s subsidiaries.
If a U.S. Holder makes an effective QEF Election, the U.S. Holder will be required to include in gross income each year, whether or not the Corporation makes distributions, as capital gains, such U.S. Holder’s pro rata share of the Corporation’s net capital gains and, as ordinary income, such U.S. Holder’s pro rata share of the Corporation’s earnings in excess of the Corporation’s net capital gains. U.S. Holders should be aware that, for each tax year, if any, that the Corporation is a PFIC, it can provide no assurances that it will satisfy the record keeping requirements of a PFIC, or that the Corporation will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Corporation or any subsidiary, and as a result, a QEF Election may not be available to U.S. Holders. U.S. Holders should consult with their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of the Common Shares and the availability of certain U.S. tax elections under the PFIC rules.
U.S. Holders also can avoid the interest charge on excess distributions or gain relating to the Common Shares by making a mark-to-market election with respect to the Common Shares, provided that the Common Shares are “marketable.” Common Shares will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the Common Shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. The Common Shares are listed on the TSXV, which is a qualified exchange for these purposes. Consequently, if the Common Shares remain listed on the TSXV and are regularly traded, and you are a holder of Common Shares, the Corporation expects the mark-to-market election would be available to U.S. Holders if the Corporation is a PFIC. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to the Common Shares.
A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of the Common Shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the Common Shares. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the Common Shares over the fair market value of the Common Shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the Common Shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of the shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the Internal Revenue Service (the “IRS”), unless the Common Shares cease to be marketable.
However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that the Corporation owns, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to the Common Shares, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of the Corporation’s investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE WHETHER ANY OF THESE ELECTIONS WOULD BE AVAILABLE AND IF SO, WHAT THE CONSEQUENCES OF THE ALTERNATIVE TREATMENTS WOULD BE IN THEIR PARTICULAR CIRCUMSTANCES.
Each U.S. shareholder of a PFIC is required to file a Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund containing such information as the United States Treasury Department (the “U.S. Treasury”) may require. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.
THE CORPORATION STRONGLY URGES YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF THE CORPORATION’S PFIC STATUS ON YOUR INVESTMENT IN THE COMMON SHARES AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE COMMON SHARES.

Cash Dividends and Other Distributions
Subject to the discussion under “Passive Foreign Investment Company Rules” above, to the extent there are any distributions made with respect to the Common Shares, a U.S. Holder generally will be required to include in its gross income distributions received with respect to its Common Shares (including the amount of Canadian taxes withheld, if any) as dividend income, but only to the extent that the distribution is paid out of the Corporation’s current or accumulated earnings and profits (computed using U.S. federal income tax principles), with the excess treated first as a non-taxable return of capital to the extent of the holder’s adjusted tax basis in its Common Shares and, thereafter, as capital gain recognized on a sale or exchange on the day actually or constructively received by the holder (as described below under “Sale or Disposition of Common Shares”). There can be no assurance that the Corporation will maintain calculations of the Corporation’s earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. Holders should therefore assume that any distribution with respect to the Common Shares will constitute ordinary dividend income. Dividends paid on the Common Shares will not be eligible for the dividends received deduction allowed to U.S. corporations.
Dividends paid to a non-corporate U.S. Holder by a “qualified foreign corporation” may be subject to reduced rates of taxation if certain holding period and other requirements are met. A qualified foreign corporation generally includes a foreign corporation if (i) its Common Shares are readily tradable on an established securities market in the United States or it is eligible for benefits under a comprehensive U.S. income tax treaty that includes an exchange of information program and which the U.S. Treasury has determined is satisfactory for these purposes and (ii) if such foreign corporation is not a PFIC (as discussed above) for either the taxable year in which the dividend is paid or the preceding taxable year.
Subject to applicable limitations and provided the Corporation is eligible for the benefits of the Treaty or the Common Shares are readily tradable on a United States securities market, dividends paid by the Corporation to non-corporate U.S. Holders generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Corporation not be classified as a PFIC in the tax year of the distribution or in the preceding tax year. U.S. Holders should consult their own tax advisors regarding the availability of the reduced tax rate on dividends in light of their particular circumstances.
Distributions paid in a currency other than U.S. dollars will be included in a U.S. Holder’s gross income in a U.S. dollar amount based on the spot exchange rate in effect on the date of actual or constructive receipt, whether or not the payment is converted into U.S. dollars at that time. The U.S. Holder will have a tax basis in such currency equal to such U.S. dollar amount, and any gain or loss recognized upon a subsequent sale or conversion of the foreign currency for a different U.S. dollar amount will generally be U.S. source ordinary income or loss. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should generally not be required to recognize foreign currency gain or loss in respect of the dividend income.
If a U.S. Holder is subject to Canadian withholding taxes (at the rate applicable to such U.S. Holder) with respect to dividends paid on the Common Shares, such U.S. Holder may be entitled to receive either a deduction or a foreign tax credit for such Canadian taxes paid. Complex limitations apply to the foreign tax credit. Dividends paid by the Corporation generally will constitute “foreign source” income and generally will be categorized as “passive category income.” Because the foreign tax credit rules are complex, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.
Sale or Disposition of Common Shares
A U.S. Holder generally will recognize gain or loss on the taxable sale or exchange of the Common Shares in an amount equal to the difference between the U.S. dollar amount realized on such sale or exchange (determined in the case of the Common Shares sold or exchanged for currencies other than U.S. dollars by reference to the spot exchange rate in effect on the date of the sale or exchange or, if the Common Shares sold or exchanged are traded on an established securities market and the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer, which election must be applied consistently from year to year and cannot be changed without the consent of the IRS, the spot exchange rate in effect on the settlement date) and the U.S. Holder’s adjusted tax basis in the Common Shares determined in U.S. dollars. The initial tax basis of the Common Shares to a U.S. Holder will be the U.S. Holder’s U.S. dollar purchase price for the Common Shares

(determined by reference to the spot exchange rate in effect on the date of the purchase, or if the Common Shares purchased are traded on an established securities market and the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer, which election must be applied consistently from year to year and cannot be changed without the consent of the IRS, the spot exchange rate in effect on the settlement date). An accrual basis U.S. Holder that does not make the special election will recognize exchange gain or loss to the extent attributable to the difference between the exchange rates on the sale date and the settlement date, and such exchange gain or loss generally will constitute ordinary income or loss.
Subject to the discussion under “Passive Foreign Investment Company Rules” above, such gain or loss will be capital gain or loss and will be long-term gain or loss if the Common Shares have been held for more than one year. Under current law, long-term capital gains of non-corporate U.S. Holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. U.S. Holders are encouraged to consult their own tax advisors regarding the availability of the U.S. foreign tax credit in their particular circumstances.
Medicare Contribution Tax
Certain U.S. Holders that are individuals, estates or certain trusts must pay a 3.8% tax, or “Medicare contribution tax”, on their “net investment income.” Net investment income generally includes, among other things, dividend income and net gains from the disposition of stock. A U.S. Holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare contribution tax to its income and gains in respect of its investment in the Common Shares.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding on a duly executed IRS Form W-9 or otherwise establishes an exemption.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Certain Reporting Requirements
In addition to the reporting described above that may be required if the Corporation is a PFIC, U.S. Holders paying more than US$100,000 for the Common Shares generally may be required to file IRS Form 926 reporting the payment of the offer price for the Common Shares to the Corporation. Substantial penalties may be imposed upon a U.S. Holder that fails to comply. Each U.S. Holder should consult its own tax advisor as to the possible obligation to file IRS Form 926.
Certain U.S. Holders who are individuals (and, under regulations, certain entities) may be required to report information relating to the Common Shares, subject to certain exceptions (including an exception for Common Shares held in accounts maintained by certain U.S. financial institutions), by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to their ownership and disposition of the Common Shares.
PRIOR SALES
Information in respect of the Common Shares that were issued within the previous 12-month period and Common Shares that were issued upon the exercise of securities convertible into or exercisable for Common

Shares that were issued upon the exercise of securities convertible into or exercisable for Common Shares, as applicable, will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
MARKET FOR SECURITIES
The Common Shares are currently listed for trading on the TSXV under the symbol “QYOU” and are quoted on the OTCQB under the symbol “QYOUF”. The trading price and volume of the Common Shares will be provided as required in each Prospectus Supplement to the Prospectus.
DIVIDEND POLICY
The Corporation has not declared or paid any cash dividends or distributions on our outstanding Common Shares within the fiscal period ended December 31, 2021 and years ended June 30, 2021 and June 30, 2020.
RISK FACTORS
An investment in Securities of the Corporation is subject to certain risks, which should be carefully considered by prospective investors before purchasing such Securities. In addition to the other information set out or incorporated by reference in this Prospectus currently, and from time to time, investors should carefully consider the risk factors incorporated by reference in this Prospectus and referred to below. Any one of such risk factors could materially affect the Corporation’s business, financial condition and/or future operating results and prospects and could cause actual events to differ materially from those described in forward-looking information relating to the Corporation. Additional risks and uncertainties not currently identified by the Corporation or that the Corporation currently believes not to be material also may materially and adversely affect the Corporation’s business, financial condition, operations or prospects. Investors should carefully consider the risks described under the heading “Risk Factors” in the AIF and those contained in the Corporation’s other filings that are incorporated by reference in this Prospectus and any accompanying Prospectus Supplement. See “Documents Incorporated by Reference”.
There can be no assurance that an active or liquid market will be sustained.
No assurance can be given that an active or liquid trading market for the Common Shares will be sustained. If an active or liquid market for the Common Shares fails to be sustained, the prices at which such securities trade may be adversely affected. Whether or not the Common Shares will trade at lower prices depends on many factors, including the liquidity of Common Shares, prevailing interest rates, the markets for similar securities, general economic conditions and the Corporation’s financial condition, historic financial performance and future prospects.
Trading in securities quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with operations or business prospects. This volatility could depress the market price of Common Shares for reasons unrelated to operating performance. Moreover, the OTCQB is not a U.S. national securities exchange and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on a U.S. national securities exchange. These factors may result in investors having difficulty reselling Common Shares on the OTCQB. In the event Common Shares begin trading on any U.S. national securities exchange, the Corporation cannot predict at what prices the Common Shares will trade and there is no assurance that an active trading market will develop or be sustained on such exchange. There is a significant liquidity risk associated with an investment in the Common Shares of the Corporation.
There is no public market for the Subscription Receipts, Units or Warrants and, unless otherwise specified in the applicable Prospectus Supplement, the Corporation does not intend to apply for listing of the Subscription Receipts, Units or Warrants on any securities exchange. If the Subscription Receipts, Units or Warrants are traded after their initial issuance, they may trade at a discount from their initial offering prices depending on prevailing interest rates (as applicable), the market for similar securities and other factors, including general economic conditions and its financial condition. There can be no assurance as to the liquidity of the trading market for the Subscription Receipts, Units or Warrants, or that a trading market for these securities will develop at all.

The Corporation’s Common Share price may experience significant volatility due to factors both within and outside of the Corporation’s control.
The market price of the Common Shares and any other Securities offered hereunder that become listed for trading on the TSXV or any other stock exchange or quotation system could be subject to significant fluctuations in response to certain factors including, but not limited to, variations in the Corporation’s operating results and changes in financial markets and general market conditions, including those caused by the COVID-19 Pandemic and Russia’s invasion of Ukraine. Securities markets have also experienced significant price and volume fluctuations from time to time. In some instances, these fluctuations have been unrelated or disproportionate to the operating performance of issuers. Market fluctuations may adversely impact the market price of the Common Shares and any other Securities offered hereunder that become listed for trading on the TSXV or any other stock exchange or quotation system. There can be no assurance of the price at which the Common Shares and any other Securities offered hereunder that become listed for trading on the TSXV or any other stock exchange or quotation system will trade.
Financial markets have historically experienced periodic, significant price and volume fluctuations that: (a) have especially affected the market prices of equity securities of companies and (b) have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Common Shares from time to time may decline even if the Corporation’s operating results, underlying asset values and prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that may result in impairment losses. There can be no assurance that further fluctuations in price and volume of Common Shares traded will not occur. If increased levels of volatility and market turmoil continue, the operations of the Corporation could be adversely impacted, and the trading price of the Common Shares may be materially adversely affected.
There is no existing public market for the Subscription Receipts, Warrants or Units and a market may not develop.
There is currently no market through which the Subscription Receipts, Warrants or Units may be sold and purchasers of Subscription Receipts, Warrants or Units may not be able to resell such Subscription Receipts, Warrants or Units purchased under this Prospectus. There can be no assurance that an active trading market will develop for the Subscription Receipts, Warrants or Units after an offering or, if developed, that such market will be sustained. This may affect the pricing of the Subscription Receipts, Warrants or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Receipts, Warrants or Units and the extent of issuer regulation.
The public offering prices of the Securities may be determined by negotiation between the Corporation and underwriters, dealers or agents based on several factors and may bear no relationship to the prices at which the Securities will trade in the public market subsequent to such offering, if any public market develops. See “Plan of Distribution”.
Additional issuances of securities by the Corporation may cause dilution for existing securityholders and may cause downward pressure on the price of the Common Shares.
The Corporation may issue and sell additional equity or convertible debt securities to finance its operations, which may dilute the holdings of existing shareholders. The Articles of the Corporation permit the issuance of an unlimited number of First Preferred Shares, Second Preferred Shares, and Common Shares and existing shareholders have no pre-emptive rights in connection with such further issuances. To the extent holders of options or other convertible securities convert or exercise their securities and sell Common Shares they receive, the market price of the Common Shares may decrease due to the additional Common Shares available in the market. Further, the Corporation may issue additional securities in connection with strategic acquisitions.
The Corporation cannot predict the size or type of future issuances of securities or the effect, if any, that future issuances and sales of securities will have on the market price of the Corporation’s issued and outstanding securities from time to time. Sales or issuances of substantial amounts of the Corporation’s securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Corporation’s issued and outstanding securities from time to time. With any additional sale or issuance of the Corporation’s securities, holders will suffer dilution with respect to voting power and may experience dilution in the Corporation’s earnings per share. Moreover, this Prospectus may create a perceived risk of dilution resulting in downward pressure on the price of the issued and outstanding Common Shares, which could contribute to progressive declines in the prices of such securities.
The Corporation may experience challenges in exercising appropriate controls over its Indian subsidiaries.
QYOU India and Chtrbox, two of the Corporation’s subsidiaries, exists under the laws of India, and are non-wholly owned direct subsidiaries of the Corporation. See the heading “Risk Factors — Indian and Other International Operations” in the Corporation’s AIF for further information regarding its international operations. While the Corporation previously operated in Malaysia, Poland and the Philippines, those distribution activities have since ceased, and the Corporation currently does not have operations nor does it offer services in any emerging markets other than India.
The Corporation directly holds an 88% equity interest QYOU India, with the remaining 12% equity interest held by two minority shareholders. QYOU India has three directors, being Curt Marvis (the Chief Executive Officer and a director of the Corporation), and two independent directors who reside in India. QYOU India has two officers who both reside in India. The minute books and corporate records of QYOU India are kept with the Corporation’s legal firm in India, with copies sent to the Corporation. The Corporation currently rents office space in Mumbai and Delhi, India.
The Corporation directly holds an 97% equity interest Chtrbox, with the remaining 3% equity interest held by a group of minority shareholders. Chtrbox has five directors, being Curt Marvis (the Chief Executive Officer and a director of the Corporation), two representatives of QYOU India and two independent directors who reside in India. The minute books and corporate records of Chtrbox are kept with the Corporation’s legal counsel in India, with copies sent to the Corporation.
As further discussed under the heading “Summary Description of the Business — Indian Operations”, the Corporation holds ultimate decision-making authority over QYOU India and Chtrbox, including its bank accounts. The Corporation has enacted controls at the board and financial level of each of QYOU India and Chtrbox in order to exercise proper controls at the subsidiaries for its Indian business. The Corporation has full legal and accounting/audit representation in India and all financial data is integrated into the overall financial reporting of the Corporation. Moreover, pursuant to the audit committee charter of the Corporation, the audit committee has the authority for matters contained in section 4.1 of National Instrument 52-110 — Audit Committees.
The Corporation will have broad discretion over the use of proceeds in any offering of Securities.
The Corporation’s management will have broad discretion with respect to the application of net proceeds received by the Corporation from the sale of Securities under this Prospectus and may spend such proceeds in ways that do not improve the Corporation’s results of operations or enhance the value of the Common Shares or the Corporation’s other issued and outstanding securities from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Corporation’s business or cause the price of the Corporation’s issued and outstanding securities to decline.
U.S. holders of the Corporation’s shares may suffer adverse tax consequences if the Corporation is characterized as a passive foreign investment company.
The rules governing “passive foreign investment companies,” (“PFICs”), can have adverse effects on U.S. Holders (as defined above in “Certain U.S. Federal Income Tax Considerations”) of the Corporation’s shares for U.S. federal income tax purposes. Generally, if, for any taxable year, at least 75% of the Corporation’s gross income is passive income, or at least 50% of the value of the Corporation’s assets (generally, using a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income (including cash), the Corporation would be characterized as a PFIC for U.S. federal income tax purposes. The determination of whether the Corporation is a PFIC, which must be made annually after the close of each taxable year, depends on the particular facts and circumstances and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. The Corporation’s status as a PFIC will depend on the composition of the Corporation’s income and the composition and value of the Corporation’s assets (including goodwill and other intangible assets), which will be affected by how, and how quickly, the Corporation spends any cash that was raised in an offering of Common Shares or in any other subsequent financing transaction. Moreover, the Corporation’s ability to earn specific types of income that will be treated as non-passive for purposes of the PFIC rules is uncertain with respect to future years. Based on the composition of the Corporation’s income and the value of its assets, the Corporation believes that it was not a PFIC for United States federal income tax purposes for the taxable year ending June 30, 2021 and, based on estimates of the Corporation’s income and assets for the current taxable year, the Corporation believes that it will not be a PFIC for the current taxable year. A separate determination must be made after the close of each taxable year as to whether the Corporation is a PFIC for that year, and as a result, its PFIC status may change from year to year. As a result, the Corporation cannot provide any assurances regarding its PFIC status for any current or future taxable years.
If the Corporation is a PFIC, a U.S. Holder would be subject to adverse U.S. federal income tax consequences, such as ineligibility for certain preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. A U.S. Holder may in certain circumstances mitigate adverse tax consequences of the PFIC rules by filing an election to treat the PFIC as a qualified electing fund, or QEF, or, if shares of the PFIC are “marketable stock” for purposes of the PFIC rules, by making a mark-to-market election with respect to the shares of the PFIC. U.S. Holders should be aware that, for each tax year, if any, that the Corporation is a PFIC, the Corporation can provide no assurances that it will satisfy the record keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF election with respect to the Corporation, and as a result, a QEF election may not be available to U.S. Holders. For more information, see the discussion above under “Certain U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules”. You should consult your own tax advisors regarding the potential consequences to you if the Corporation was or was to become a PFIC, including the availability, and advisability, of, and procedure for making, QEF elections and mark-to-market elections.
Changes in tax laws may be adverse to the Corporation.
There can be no assurance that the Canadian and U.S. federal income tax treatment of the Corporation or an investment in the Corporation will not be modified, prospectively or retroactively, by legislative, judicial or administrative action, in a manner adverse to the Corporation or holders of Common Shares.
A significant number of Common Shares are owned by a limited number of existing shareholders which may give these holders control of or significant influence over matters requiring shareholder approval.
The Corporation’s management, directors and employees own a substantial number of the outstanding Common Shares (on a non-diluted and partially-diluted basis). As such, the Corporation’s management, directors and employees, as a group, are in a position to exercise influence over matters requiring shareholder approval, including the election of directors and the determination of corporate actions. As well, these shareholders could delay or prevent a change in control of the Corporation that could otherwise be beneficial to the Corporation’s shareholders.
As a foreign private issuer, the Corporation is subject to different U.S. securities laws and rules than a U.S. domestic issuer, which may limit the information publicly available to U.S. investors.
The Corporation is a “foreign private issuer” under applicable U.S. federal securities laws and, therefore, is not required to comply with all of the periodic disclosure and current reporting requirements of the U.S. Exchange Act and related rules and regulations. As a result, the Corporation does not file the same reports that a U.S. domestic issuer would file with the SEC, although it will be required to file with or furnish to the SEC the continuous disclosure documents that the Corporation is required to file in Canada under Canadian securities laws. In addition, the Corporation’s officers, directors and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, the Corporation’s securityholders may not know on as timely a basis when its officers, directors and principal shareholders purchase or sell securities of the Corporation as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, the Corporation is exempt from the proxy rules under the U.S. Exchange Act.

The Corporation could lose its foreign private issuer status in the future, which could result in significant additional costs and expenses to the Corporation.
In order to maintain its current status as a foreign private issuer, 50% or more of the Corporation’s Common Shares must be directly or indirectly owned of record by non-residents of the United States unless the Corporation also satisfies one of the additional requirements necessary to preserve this status. The Corporation may in the future lose its foreign private issuer status if a majority of the Common Shares are owned of record in the United States and the Corporation fails to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to the Corporation under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs the Corporation incurs as a Canadian foreign private issuer eligible to use the MJDS. If the Corporation is not a foreign private issuer, it would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer.
The conflict between Russia and Ukraine could destabilize global markets and threatens global peace.
On February 24, 2022, Russian military forces launched a full-scale military invasion of Ukraine. In response, Ukrainian military personal and civilians are actively resisting the invasion. Many countries throughout the world have provided aid to the Ukraine in the form of financial aid and in some cases military equipment and weapons to assist in their resistance to the Russian invasion. The North Atlantic Treaty Organization (“NATO”) has also mobilized forces to NATO member countries that are close to the conflict as deterrence to further Russian aggression in the region. The outcome of the conflict is uncertain and is likely to have wide ranging consequences on the peace and stability of the region and the world economy. Certain countries including Canada and the United States, have imposed strict financial and trade sanctions against Russia and such sanctions may have far reaching effects on the global economy. The long-term impacts of the conflict and the sanctions imposed on Russia remain uncertain.
TRANSFER AGENT AND REGISTRAR
The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at its principal office in Calgary, Alberta.
INTEREST OF EXPERTS
The Corporation’s independent auditor is MNP LLP (“MNP”) at its principal office in Calgary, Alberta. MNP has advised the Corporation that they are independent of the Corporation within the meaning of the Chartered Professional Accountants of Ontario, CPA Code of Professional Conduct and rules and regulations of the SEC and the Public Company Accounting Oversight Board Rule 3520, Auditor Independence.
LEGAL MATTERS
Certain legal matters in connection with any offering under the Prospectus will be passed upon on behalf of the Corporation by Wildeboer Dellelce LLP, as to Canadian legal matters, and Troutman Pepper Hamilton Sanders LLP, as to United States legal matters. As of the date hereof, the partners and associates of Wildeboer Dellelce LLP own, directly or indirectly, less than 1% of the Common Shares.
ENFORCEABILITY OF CIVIL LIABILITIES
QYOU is a corporation continued under the OBCA. Some of the Corporation’s directors and officers, and the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion of the Corporation’s assets are, located outside the United States. The Corporation has appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Corporation’s civil liability and the civil liability of the Corporation’s directors, officers and experts under the United States federal securities laws. The Corporation has been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Corporation has also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.
The Corporation has filed with the SEC, concurrently with our U.S. Registration Statement of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed C T Corporation System, 1015 15th Street N.W., Suite 1000, Washington, D.C., 20005, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a U.S. court arising out of or related to or concerning the offering of Securities under this Prospectus.
CONTRACTUAL RIGHTS AND STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION
Unless provided otherwise in a Prospectus Supplement, the following is a description of a purchaser’s statutory rights and contractual rights.
Securities legislation in some provinces and territories of Canada provides purchasers of Securities with the right to withdraw from an agreement to purchase Securities and with remedies for rescission or, in some jurisdictions, revisions of the price, or damages if the Prospectus, Prospectus Supplement, and any amendment relating to Securities purchased by a purchaser are not sent or delivered to the purchaser.
Securities legislation in some provinces and territories of Canada further provides purchasers with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the Prospectus, Prospectus Supplement, and any amendment relating to Securities purchased by a purchaser contains a misrepresentation. Those remedies must be exercised by the purchaser within the time limit prescribed by securities legislation.
In an offering of Securities, to the extent such securities are convertible, exchangeable or exercisable securities, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in a prospectus is limited, in certain provincial securities legislation, to the price at which the Securities are offered to the public under the Prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal advisor.
Original purchasers of Securities which are convertible, exchangeable or exercisable into other securities of the Corporation will have a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will entitle such original purchasers to receive the amount paid for such Securities (and any additional amount paid upon conversion, exchange or exercise), upon surrender of the underlying securities acquired upon such conversion, exchange or exercise, in the event that this Prospectus, the applicable Prospectus Supplement or any amendment contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.
A purchaser should refer to applicable securities legislation for the particulars of these rights and should consult a legal adviser.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers
Under the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify such an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The CBCA also provides that the Registrant may, with the approval of a court, indemnify such an individual or advance moneys against all costs, charges and expenses reasonably incurred by the individual in connection with an action by or on behalf of the Registrant or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the Registrant or other entity at the Registrant’s request. The aforementioned individuals are entitled to indemnification from the Registrant if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The Registrant may advance moneys to the individual for the costs, charges and expenses of the proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.
The by-laws of the Registrant provide that, in accordance with the provisions of the CBCA and to the full extent provided therein, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may extend the benefits of the foregoing indemnification to other persons, provided such persons are designated by way of a resolution of the board of directors of the Registrant.
The Registrant maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers.
***
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS
Exhibit Number	Description
4.1*	Annual information form of the Registrant in respect of the fiscal period ended December 31,
2021, dated May 20, 2022 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form F-10 filed with the Commission on May 20, 2022).
4.2*	Audited consolidated financial statements of the Registrant as at and for the fiscal period ended December 31, 2021 and year ended June 30, 2021, together with the notes thereto and the report of the auditors thereon (incorporated by reference to Exhibit 4.2 to the Registrant’s Form F-10 filed with the Commission on May 20, 2022).
4.3*	Management’s discussion and analysis of the Registrant for the fiscal period ended December 31,
2021 (incorporated by reference to Exhibit 4.3 to the Registrant’s Form F-10 filed with the
Commission on May 20, 2022).
4.4*	Management information circular of the Registrant dated May 19, 2022 for the annual and special meeting of shareholders of the Registrant to be held on June 29, 2022 (incorporated by reference to Exhibit 4.4 to the Registrant’s Form F-10 filed with the Commission on May 20, 2022).
4.5**	Unaudited consolidated interim financial statements of the Registrant as at and for the three months ended March 31, 2022 and 2021.
4.6**	Management’s discussion and analysis of the Registrant for the three months ended March 31, 2022 and 2021.
5.1**	Consent of MNP LLP (PCAOB ID # 1930).
5.2*	Consent of Wildeboer Dellelce LLP (incorporated by reference to Exhibit 5.2 to the Registrant’s Form F-10 filed with the Commission on May 20, 2022).
5.3*	Consent of Troutman Pepper Hamilton Sanders LLP (incorporated by reference to Exhibit 5.3 to the Registrant’s Form F-10 filed with the Commission on May 20, 2022).
6.1*	Powers of Attorney (included on the signature page of the Registrant’s Form F-10 filed with the Commission on May 20, 2022).
107*	Calculation of Filing Fee Table (incorporated by reference to Exhibit 107 to the Registrant’s Form F-10 filed with the Commission on May 20, 2022).

*
Previously filed.

**
Filed herewith.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2.   Consent to Service of Process
(a)   The Registrant has previously filed with the Commission a written irrevocable consent and power of attorney on Form F-X.
(b)   Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this registration statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, Country of the United States, on the 7th day of July, 2022.
QYOU MEDIA INC.
By:
/s/ Curt Marvis

Name:
Curt Marvis

Title:
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on July 7, 2022.
Signature	Title
/s/ Curt Marvis Curt Marvis	Chief Executive Officer and Director (principal executive officer)
/s/ Kevin Williams Kevin Williams	Chief Financial Officer (principal financial and accounting officer)
* G. Scott Paterson	Director, Chair
* Steven Beeks	Director
* Catherine Warren	Director
* Damian Lee	Director
*	By:	/s/ Curt Marvis

Name: Curt Marvis
Title:  Attorney-in-Fact

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of QYOU Media Inc. in the United States, on the 7th day of July, 2022.
PUGLISI & ASSOCIATES
By:
/s/ Donald J. Puglisi

Name:
Donald J. Puglisi

Title:
Managing Director